CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated February 26, 2015 relating to the consolidated financial statements of Entranet, Inc. as of December 31, 2014 and the period from May 8, 2014 (inception) to December 31, 2014. We also consent to the reference to our firm under the heading "Interest of Named Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

Houston, Texas

July 27, 2015